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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 29, 1999
                        (Date of earliest event reported)


                                  GAINSCO, INC.
             (Exact name of registrant as specified in its charter)



            TEXAS                      001-09828               75-1617013
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

               500 COMMERCE STREET, FORT WORTH, TEXAS    76102
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (817) 336-2500

ITEM 5. OTHER EVENTS.

     On June 29, 1999, GAINSCO, INC., a Texas corporation ("GNA" or the "Company"), entered into a Securities Purchase Agreement with Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP" or "Buyer") (the "Purchase Agreement"). Pursuant to the Purchase Agreement, GMSP is to acquire preferred stock and warrants of GNA on terms more fully described below.

     The transactions contemplated by the Purchase Agreement (the "Transactions") were approved by the Board of Directors of GNA (the "Board") on June 29, 1999. Wasserstein Perella & Co., Inc. acted as financial adviser to GNA in respect of the Transactions and rendered an opinion to the Board to the effect that the Transactions are fair to GNA from a financial point of view.


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     Set forth below is a summary of the Purchase Agreement and certain related documents. The description below is general in nature and qualified in its entirety by reference to the Purchase Agreement (and the exhibits thereto), which has been filed as an exhibit to this Form 8-K and incorporated herein by reference. Capitalized terms defined in the Purchase Agreement are used herein with the same meaning unless otherwise defined herein. References to Sections in brackets "[Section__]" are references to Sections in the Purchase Agreement.

     The Purchase Agreement provides for an aggregate purchase price of $31,620,000 [Sections 2.1 and 2.2], for which GMSP will receive:

     o 31,620 shares of a new series of GNA preferred stock (the "Series A Shares"), convertible into an aggregate of 6,200,000 shares of Common Stock (23% of the currently outstanding shares, assuming issuance and conversion of the Series A Shares) at a conversion price of $5.10, plus

     o two warrants to purchase an aggregate of 3,100,000 shares of Common Stock (8% of the currently outstanding shares, assuming issuance and conversion of the Series A Shares subsequent exercise of the warrants):

          o one warrant with a five year term to purchase 1,550,000 shares for $6.375.

          o one warrant with a seven year term to purchase 1,550,000 shares for $8.50.

     Consummation of the sale is conditioned upon shareholder and regulatory approvals.

     At Closing, GNA will pay to GMSP a financing fee of 0.75% of its total investment ($237,150) and reimburse it for all reasonably-incurred out-of-pocket expenses (not to exceed $250,000) incurred after May 11, 1999 in connection with the transaction [Section 6.5].

     The Purchase Agreement contains typical representations, warranties and covenants, including the following covenants:

     o Board Representation. After Closing, GMSP is to be represented on the Board by J. Randall Chappel and John C. Goff [Section 6.4]. GMSP will remain entitled to designate two directors as long as Buyer Group maintains its GNA security holdings at 75% of its closing level or 20% of the Fully-Diluted Common Stock, and one director if it continues to own 50% of its closing level or 5% of the Fully-Diluted Common Stock. Any substitute designated for Messrs. Chappel or Goff must be acceptable to the members of the Board not affiliated with the Buyer Group.

     o Nonsolicitation. GNA is generally restricted from soliciting third party proposals which could frustrate the contemplated transactions or withdrawing the Board recommendation thereof; provided, however, that the Board may pursue an


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          unsolicited proposal if (i) the Board concludes it is a Superior
          Proposal or (ii) the Board concludes that its fiduciary duties so require. [Section 6.11]

     o Standstill. The members of the Buyer Group may not Beneficially Own more than 35% of the Fully-Diluted Common Stock (provided that there will be no violation of the prohibition if members of the Buyer Group own more than 35% as a result of repurchases of stock by GNA or pursuant to the acquisition of additional shares of Common Stock pursuant to GNA Stock Plans). [Section 6.9]

     o Preemptive Rights. Until such time as GMSP and its Affiliates no longer Beneficially Own in the aggregate at least 20% of the Common Stock, in the event that GNA issues additional equity securities for cash in a private placement, GMSP shall have a right of first refusal to participate pro rata in such offering in order to maintain its percentage ownership in GNA at pre-offering levels, excluding shares issued for employee and director options, third-party business combinations and certain other transactions. [Section 6.10]

     o Right of First Offer. In the event that any member(s) of the Buyer Group desires to sell any equity securities of GNA, GNA shall have the right, during the five Business Days following receipt of notice from GMSP, to elect to purchase from GMSP the number of equity securities to be sold at the proposed sale price and 15 additional Business Days to consummate the purchase [Section 6.17]. The notice and closing periods increase in the event 5% or more of the Fully Diluted Common Stock is to be sold. If GNA does not elect to purchase at the offer price, members of the GMSP Group may sell to someone else during the following 90 days at a price not less than 90% of the offer price.

     o Transfer Restrictions. GMSP generally is prohibited from selling or otherwise disposing of any of the Series A Shares or the Warrants at any time. GMSP generally is prohibited from selling or otherwise disposing of any of the shares of Common Stock issuable upon conversion or exercise of the Series A Shares or the Warrants for three years after the Closing and thereafter generally may not sell
          (i) blocks of Common Stock representing more than 3.5% of the Fully-Diluted Common Stock to any Person or (ii) Common Stock to any Person already Beneficially Owning 5% or more of the Common Stock. GMSP may transfer Underlying Shares to Buyer Group members who agree to be bound by the provisions of the Purchase Agreement. [Section 6.6]

     In addition to customary conditions to Closing, under Articles VII and VIII, neither GNA nor GMSP is obligated to consummate the transactions if:

     o    The approval of GNA's shareholders is not obtained.


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     o    The Transactions (including the Investment Management Agreements) are not approved by insurance regulatory authorities in Oklahoma and Texas.

     o GNA is informed that A.M. Best will reduce its rating of GNA or any of its Subsidiaries to below "A" as a result of the transactions.

     o A GNA Material Adverse Effect or Material Adverse Market Condition has occurred and is continuing.

     Under Article IX, the Purchase Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

     o    By GNA or GMSP if:

          o    GNA's shareholders do not approve the Transactions; or

          o The Closing does not occur prior to December 31, 1999 (but that date is extended to February 15, 2000 if necessary to hold the shareholder meeting or obtain required regulatory approvals).

     o    By GNA if:

          o There has been a material Breach of GMSP's representations, warranties or covenants;

          o A bona fide Transaction Proposal that the Board by a majority vote determines in its good faith judgment, after consultation with its financial and legal advisors, to constitute a Superior Proposal has been received; or

          o The Board by a majority vote determines in its good faith judgment, after consultation with its financial and legal advisors, that their fiduciary duties require them to do so, it being recognized that a change in the market price of the Common Stock is not an appropriate reason for the Board to exercise this termination right.

     o    By GMSP, if:

          o There has been a material Breach of GNA's representations or warranties or covenants;

          o    GNA agrees to a Third Party Transaction;


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          o    The Board withdraws or modifies in a manner adverse to GMSP its approval or recommendation of the Transactions or the Purchase Agreement or recommends a Third Party Transaction, or has adopted any resolution to effect any of the foregoing; or

          o GNA fails to file proxy materials with the SEC with reasonable dispatch and take such other actions necessary to convene the Shareholder Meeting within a period of time after the execution of the Purchase Agreement reasonably necessary to consummate the Transactions as promptly as practicable.

     GNA is obligated to make termination payments [Section 9.3] to GMSP as follows:

     o up to $500,000 of GMSP's out of pocket expenses if GNA's shareholders do not approve the Transactions.

     o up to $948,600 (3% of the Purchase Price), inclusive of the expense reimbursement provided above, if GNA terminates to pursue another transaction or GMSP terminates because GNA has accepted a Third Party Proposal or has failed to diligently pursue shareholder approval of the Transactions or the Board withdraws its recommendation of the Transactions.

     Series A Shares have the following features:

     o    Liquidation value of $1,000 per share, plus any unpaid dividends.

     o Dividends at the same rate per share (including dividends paid in Common Stock or rights) and at the same time as paid on the number of shares of Common Stock into which such Series A Share is convertible.

     o Convertible into an aggregate of 6,200,000 shares of Common Stock at a conversion price of $5.10 per share.

     o GNA unilaterally may require conversion at any time on or after June 30, 2005 if the Current Market Price is at least $7.65.

     o GNA may redeem on or after June 30, 2005 for liquidation value of $1,000 per share.

     o Entitled to one vote per share of Common Stock into which it is convertible and entitled to vote with the Common Stock on all matters (including the election of directors) submitted to shareholder vote and not entitled to vote separately as a class except where a class vote is required by law.


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     At Closing, GMSP will enter into separate, but substantially identical,
Investment Management Agreements with GNA and each GNA Insurance Subsidiary pursuant to which GMSP will manage the investment of the holding and insurance company funds of the type listed under the categories "Investments" on GNA's reports filed with the SEC.

     GNA will pay GMSP investment management fees equal on an annual basis to
(i) 30 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in short term debt or investment grade debt obligations at the end of a given calendar month or during a majority of the days in the given calendar month and (ii) 100 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in equity securities or other alternative investments in securities which are not investment grade debt obligations. No fees are payable with respect to the portions of the portfolio held in cash. Accrued fees will be paid monthly, based on the fair value of the investments at the end of each calendar month.

     GMSP is required to manage the portfolio in accordance with the investment objectives and policies set forth in the letter (the "Policy Letter") delivered to GMSP by GNA (or the GNA Insurance Subsidiary, as applicable). GNA (or the GNA Insurance Subsidiary, as applicable) may amend or supplement the contents of the Policy Letter, including the investment criteria and other instructions set forth therein, in whole or in part and at any time. Subject to the provisions of the Policy Letter and the oversight and direction of the Board's Investment Committee, GMSP shall have authority to make all specific investment decisions with respect to the assets in the portfolio.

     The Investment Management Agreements do not have a specified term, but either party may terminate after three years upon not less than 90 days written notice to the other party. Additionally, GNA (or the GNA Insurance Subsidiary, as applicable) may terminate the respective Investment Management Agreements at any time for "Cause" (as defined). GMSP may terminate the respective Investment Management Agreements at any time upon the breach of GNA's (or the GNA Insurance Subsidiary's, as applicable) material obligations thereunder (subject to certain "cure" provisions).

     On June 29, 1999, GNA issued a press release announcing the Transactions and a press release regarding GNA's anticipated quarterly earnings results. Copies of the press releases are filed as exhibits hereto and incorporated herein by reference.

     Descriptions of agreements contained herein are summaries only and are qualified in their entirety by reference to the terms of such agreements, which agreements or forms of which agreements are filed as exhibits hereto and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

     No financial statements or pro forma financial statements are required to be filed as a part of this report. The following is a list of exhibits filed as part of this Current Report on Form 8-K:



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                          GAINSCO, INC.


EXHIBIT NO.              DESCRIPTION
-----------              -----------
     2.1                 Securities Purchase Agreement dated as of June 29, 1999 between the
                         Company and GMSP (including exhibits). (1)

    99.15                Press Release by the Company dated June 29, 1999 announcing the execution of the Purchase Agreement. (1)

    99.16                Press Release by the Company dated June 29, 1999 announcing anticipated quarterly earnings results. (1)

     (1)  Filed herewith.



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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GAINSCO, INC.



                                        BY:  /s/ GLENN W. ANDERSON
                                        -------------------------------
                                        Glenn W. Anderson, President


DATED:   July 1, 1999




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                                INDEX TO EXHIBITS

EXHIBIT NO.              DESCRIPTION
-----------              -----------
     2.1                 Securities Purchase Agreement dated as of June 29, 1999 between the
                         Company and GMSP (including exhibits). (1)

    99.15                Press Release by the Company dated June 29, 1999 announcing the execution of the Purchase Agreement. (1)

    99.16                Press Release by the Company dated June 29, 1999 announcing anticipated quarterly earnings results. (1)


     (1)  Filed herewith.